Exhibit 99.2

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

OFFER TO EXCHANGE

UP TO $350,000,000 REGISTERED 5 3/4% SENIOR NOTES DUE 2021

FOR

ANY AND ALL OUTSTANDING UNREGISTERED 5 3/4% SENIOR NOTES DUE 2021

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2013 (the “Prospectus”), including a Letter of Transmittal included as Annex A to the Prospectus (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Genesis Energy, L.P. and Genesis Energy Finance Corporation (collectively, the “Issuers”) to exchange up to $350,000,000 in aggregate principal amount of their 5 3/4% Senior Notes due 2021 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of their outstanding unregistered 5 3/4% Senior Notes due 2021 (the “Unregistered Notes”). The Unregistered Notes were issued in a private placement on February 8, 2013 pursuant to Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to all holders of the Unregistered Notes in order to satisfy certain obligations of the Issuers set forth in the Registration Rights Agreement, dated as of February 8, 2013, by and among the Issuers, the guarantors of the Unregistered Notes party thereto and the representative of the initial purchasers of the Unregistered Notes. The Exchange Notes are substantially identical to the Unregistered Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Unregistered Notes will not apply to the Exchange Notes.

These materials are being forwarded to you as the beneficial owner of the Unregistered Notes held by us for your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on             , 2013, unless the Exchange Offer is extended by the Issuers. Any Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your	attention is directed to the following:

1.	The Exchange Offer is for any and all Unregistered Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “Exchange Offer — Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 5:00 P.M., New York City time, on , 2013, unless the Exchange Offer is extended by the Issuers.

If you wish to have us tender your Unregistered Notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Unregistered Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Issuers with respect to their Unregistered Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$ of	5 3/4% Senior Notes due 2021

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Unregistered Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered) (if any): $

☐	not to tender any Unregistered Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned;

•	the undersigned is not participating in and does intend to participate in a distribution of such Exchange Notes;

•	the undersigned has no arrangements or understandings with any person to participate in the distribution of such Exchange Notes;

•	the undersigned is not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of either Issuer; and

•

if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Unregistered Notes, the undersigned acquired those Unregistered Notes as a result of market-making activities or other trading activities and the undersigned will deliver the Prospectus, as required by law, in connection with any resale of the Exchange Notes.

Signature:

Print Name here:

Print Address:

Area Code and Telephone Number:

Tax Identification or Social Security Number:

Dated:

None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Unregistered Notes held by us for your account.